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Exhibit 10.21

FIRST AMENDMENT TO AGREEMENT OF LEASE

        THIS FIRST AMENDMENT TO AGREEMENT OF LEASE (this "Amendment") is made as of the 20th day of August, 1999, by and between MASONS MILL PARTNERS, L.P., a Pennsylvania limited partnership ("Landlord"), and IMMUNICON CORPORATION, a Pennsylvania corporation ("Tenant").

BACKGROUND

        Pursuant to a certain Agreement of Lease dated August 20, 1999 (the "Lease"), Tenant is leasing from Landlord 16,750 rentable square feet of space, as more particularly described in the Lease, (the "Demised Premises") in the building known as Building #1 in Masons Mill Business Park, Huntingdon Valley, Pennsylvania 19006 (the "Building"). Landlord and Tenant now desire to amend the Lease in the manner set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

        1.    Capitalized Terms.    The capitalized terms used in this Amendment shall have the same meanings as are set forth in the Lease, except where otherwise defined herein.

        2.    Fixed Rent.    The Annual Fixed Rent schedule set forth in Article 3 of the Lease is hereby deleted in its entirety, and the following schedule is hereby inserted in its place:

Period of Lease Term	Monthly Installment Annual Fixed Rent Due	Total Annual Fixed Rent Due For Period	Fixed Rent Per Rentable Square Foot
Year 1	$20,937.50	$251,250.00	$15.00 + electric
Year 2	$21,635.42	$259,625.00	$15.50 + electric
Year 3	$22,333.33	$268,000.00	$16.00 + electric
Year 4	$23,031.25	$276,375.00	$16.50 + electric
Year 5	$23,729.17	$284,750.00	$17.00 + electric
Year 6	$24,427.08	$293,125.00	$17.50 + electric
Year 7	$25,125.00	$301,500.00	$18.00 + electric

        3.    Letter of Credit.    Sections 5.1, 5.3, 5.5 and 5.6 (including the portion thereof set forth on page 7A of the Lease) of the Lease are hereby deleted in their entirety, and the following Sections 5.1, 5.3 and 5.5 are hereby inserted in their place:

          5.1   As security for Tenant's full and faithful performance of the terms, covenants, and conditions of this Lease by Tenant, Tenant shall deliver to Landlord, upon the execution of this Lease, and shall maintain in place throughout the Lease Term and for a period of sixty (60) days thereafter, an irrevocable Letter of Credit payable in Huntingdon Valley, Pennsylvania running in favor of Landlord issued by a bank under the supervision of the Superintendent of Banks of Pennsylvania, or a National Banking Association, in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000.00) (the "Letter of Credit"). The Letter of Credit shall be irrevocable for the term thereof and shall provide that it is automatically renewable for a period ending not earlier than sixty (60) days after the expiration of the Lease Term hereunder, without any action whatsoever on the part of Landlord; provided, however, that the issuing bank shall have the right not to renew the Letter of Credit upon written notice to Landlord given not less than sixty (60) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said Letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain an irrevocable Letter of Credit with Landlord through the date which is sixty (60) days after the expiration of the Lease Term hereunder).

          5.3   If, as a result of any such application of all or any part of such security, the amount secured by the Letter of Credit shall be less than $125,000.00, Tenant shall forthwith provide Landlord with additional letter(s) of credit in an amount equal to the deficiency.

          5.5   Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than sixty (60) days after the expiration of the Lease Term, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord will accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than thirty (30) days prior to the expiration of the original letter), irrevocable and automatically renewable as above provided until sixty (60) days after the end of the Lease Term upon the same terms as the expiring Letter of Credit, or such other terms as may be acceptable to Landlord. However, (i) if the Letter of Credit is not timely renewed or a substitute Letter of Credit is not timely received, or (ii) if Tenant fails to maintain the Letter of Credit in the amount and terms set forth in this Article, Tenant, at least thirty (30) days prior to the expiration of the Letter of Credit, or immediately upon its failure to comply with each and every term of this Article, must deposit with Landlord cash security in the amount of $125,000.00 to be held subject to and in accordance with all of the terms and conditions set forth in this Article 5, failing which the Landlord may present the Letter of Credit to the bank, in accordance with the terms of this Article 5, and the entire sum secured thereby shall be paid to Landlord.

        4.    HVAC Unit Maintenance.    The first sentence of Section 10.4 is hereby deleted in its entirety, and the following sentence is hereby inserted in its place:

  Be financially responsible for (a) electric charges as set forth above in Article 4 and Section 9(ii), (b) the maintenance of all plumbing and other fixtures in the Demised Premises, whether installed by Landlord or by Tenant, (c) repairs and replacements to the Demised Premises and the Building made necessary by reason of damage thereto caused by Tenant or its agents, servants, invitees or employees, and (d) notwithstanding anything contained in this Lease to the contrary, the maintenance of HVAC units #5, #6 and #13 located on the roof of the Building and of the exhaust systems for rooms 135, 142 and 145 as referenced in the Article 7 Construction Drawings [as defined in Exhibit "D"] (including, without limitation, all rooftop mounted equipment and any other exterior or interior equipment now or hereafter installed in connection therewith).

Furthermore, the following sentence is hereby added to the end of Section 10.4:

  Notwithstanding the foregoing, any such maintenance as described in Subsection 10.4(d) above shall be performed by Landlord and Tenant shall reimburse Landlord for the cost of any such maintenance within ten (10) days following delivery to Tenant of an invoice therefor.

        5.    Tenant Allowance.    The first paragraph of Section 14 of Exhibit "D" to the Lease is hereby deleted in its entirety, and the following paragraph is hereby inserted in its place:

  Landlord shall provide Tenant with an allowance (the "Tenant Allowance") for the Tenant's Work referenced in Article 7 of the Lease and for the preparation of the Construction Drawings in connection therewith, in the amount of Three Hundred Thirty-Five Thousand Dollars ($335,000.00). The Tenant Allowance shall be payable to Tenant in accordance with the provisions of this Section.

        6.    Modification of Vent Stack.    On or before April 30, 2000, Tenant, at its sole cost and expense, shall modify the ten (10) foot high vent stack currently located on the roof of the Building, so as to eliminate the same from view from ground level within the Park and from Masons Mill Road. All such modifications shall be done in accordance with the requirements of Article 8 and Exhibit "D" of the Lease.

        7.    Confession of Judgment for Possession.    Subsection 18.1(f) and Section 18.2 of the Lease are hereby deleted in their entirety, and the following is hereby inserted in their place:

          18.1(f). SECTION 18.1.(f)(i) BELOW SETS FORTH WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT. IN GRANTING THESE WARRANTS OF

  ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICES AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

          (i)    CONFESSION OF JUDGMENT FOR POSSESSION.    TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT STAY OF EXECUTION. TO THE EXTENT PERMITTED BY LAW, TENANT RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A VERIFIED COPY OF THIS LEASE IS FILED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND JUDGMENT MAY BE CONFESSED AS OFTEN AS ANY EVENT OF DEFAULT HEREUNDER OCCURS. SUCH AUTHORITY MAY BE EXERCISED DURING OR AFTER THE EXPIRATION OF THE LEASE TERM AND/OR DURING OR AFTER THE EXPIRATION OF ANY EXTENDED OR RENEWAL TERM. IF SUCH PROCEEDING IS TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE DEMISED PREMISES AS HEREINABOVE PROVIDED.

          18.2    PROCEEDINGS.    IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE, EITHER AT THE END OF THE LEASE TERM OR UPON THE EARLIER TERMINATION OF THIS LEASE, OR FOR NON-PAYMENT OF RENT OR ANY OTHER REASON, TENANT SPECIFICALLY WAIVES THE RIGHT TO ANY AND ALL NOTICES REQUIRED BY THE LANDLORD AND TENANT ACT OF 1951, AS THE SAME MAY BE AMENDED, AND AGREES THAT TEN (10) DAYS' NOTICE SHALL BE SUFFICIENT IN ALL CASES.

        8.    Miscellaneous.    Except as otherwise provided in this Amendment, all provisions of the Lease shall continue in full force and effect, and are incorporated herein by reference; however, to the extent that anything contained in this Amendment conflicts with or is inconsistent with any term or provision of the Lease, the terms and provisions of this Amendment shall control. This Amendment shall be binding upon, and shall inure to the benefit of, Landlord and Tenant and their respective successors and assigns.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the day and year first above written.

LANDLORD:
MASONS MILL PARTNERS, L.P., a Pennsylvania limited partnership
By:	Woodmount Company, LLC, a Pennsylvania limited liability company, its sole General Partner
By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE] Managing Member
TENANT:
IMMUNICON CORPORATION, a Pennsylvania corporation
By:	/s/ JAMES G. MURPHY
Name:	James G. Murphy
Title:	Vice President

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FIRST AMENDMENT TO AGREEMENT OF LEASE